Exhibit 99.1

Neff Corp. Commences Offer to Purchase and Related Consent Solicitation for $230 Million of its Senior Notes

MIAMI, Florida, November 17, 2008—Neff Corp. (“Neff”) announced today that it is offering each of the holders of its 10% senior notes due 2015 (the “Senior Notes”) an opportunity to become a lender (a “Term Lender”) of term loans (the “Term Loans”) under its senior secured first lien credit agreement (the “Credit Agreement”) in the amounts described below in consideration for properly tendered and accepted outstanding Senior Notes and consents for amendments to the indenture (the “Indenture”) relating to the Senior Notes. As of November 14, 2008, there was $230 million aggregate principal amount of Senior Notes outstanding.

The offer to purchase the Senior Notes will expire at 11:59 p.m., New York City time, on December 15, 2008, unless extended or earlier terminated by Neff (the “Expiration Date”). Holders who wish to receive the Total Consideration for the Senior Notes referred to below must validly tender and not validly withdraw their Senior Notes at or prior to 11:59 p.m., New York City time, on December 2, 2008, unless extended or earlier terminated (the “Early Consent Date”). Holders of Senior Notes that validly tender their Senior Notes after the Early Consent Date and at or prior to the Expiration Date, if accepted for payment by us, will receive the Purchase Consideration, but will not receive the Early Consent Amount.

Holders tendering their Senior Notes will be required to consent to proposed amendments to the Indenture, which would eliminate the restrictive covenants and certain events of default contained in the Indenture. Holders may not tender their Senior Notes without also delivering consents and may not deliver consents without also tendering their Senior Notes.

The following table summarizes the material terms of the offer to purchase the Senior Notes:

			For each $1,000 Principal Amount of Senior Notes Purchased, Consideration in Principal Amount of the Term Loan:

Neff Corp. Senior Notes to be Purchased	CUSIP No.	Outstanding Principal Amount (in millions)	Early Consent Amount if Tender Occurs Prior to the Early Consent Date	Purchase Consideration	Total Consideration (including Early Consent Amount and Purchase Consideration) if Tender Occurs Prior to Early Consent Date
10% Senior Notes due 2015	640094AF5	$230	a $50 principal amount of Term Loan	a $400 principal amount of Term Loan	a $450 principal amount of Term Loan

In each case, holders that validly tender and do not validly withdraw their Senior Notes, if accepted for payment by Neff, will receive accrued and unpaid interest on their Senior Notes from the most recent interest payment date to, but excluding, the Settlement Date. The “Settlement Date” is the date the holder will become a Term Lender under the Credit Agreement. The Settlement Date is expected to be the first business day following the day on which the Expiration Date occurs or promptly thereafter.

Tenders may be withdrawn at or prior to 11:59 p.m., New York City time, on December 2, 2008 unless extended (such time and date, as the same may be extended, the “Withdrawal Deadline”). Holders may withdraw tendered Senior Notes at any time at or prior to the Withdrawal Deadline but holders may not withdraw their tendered Senior Notes on or after the Withdrawal Deadline.

The offer to purchase and consent solicitation relating to the Senior Notes are made upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated November 17, 2008 (the “Statement”) and Letter of Transmittal and Consent. The offer to purchase and consent solicitation are subject to the satisfaction of certain conditions, including obtaining the requisite consent of the lenders under the Credit Agreement to the amendment of the Credit Agreement to provide for the Term Loans and a minimum tender condition of at least one half of the aggregate principal amount of Senior Notes outstanding being properly tendered. Further details about the terms and conditions of the offer to purchase and the consent solicitation are set forth in the Statement.

The Term Loans will be in an aggregate principal amount equal to the total aggregate consideration paid in the offer to purchase and consent solicitation, bear interest at a floating rate equal to 3-month LIBOR (as defined) plus a margin initially of 3.50% per annum payable quarterly in arrears and will be due in May 2013. The Term Loans will be guaranteed by our direct parent company, Neff Holdings Corp., and our direct and indirect wholly-owned domestic subsidiaries and will be secured by a lien on the collateral that secures the revolving credit loan and certain treasury management or interest protection and other hedging arrangements (the “Revolving Obligations”) under the Credit Agreement and will be entitled to proceeds of such collateral only after the Revolving Obligations have been paid in full. Upon effectiveness of the amendment to the Credit Agreement, the interest rate for lenders under the Revolving Loan will be increased by 200 bps.

By tendering its Senior Notes and by executing the Letter of Transmittal and Consent dated November 17, 2008 (the “Letter of Transmittal and Consent”), the tendering holder is agreeing to become a Term Lender under the Credit Agreement. Accordingly, the actual beneficial holder of an interest in the Senior Notes must complete and execute the Letter of Transmittal and Consent in order to validly tender the related Senior Notes. The form of an amended credit agreement providing for the Term Loans will be available for review by the holders of the Senior Notes prior to the Early Consent Date. Holders should contact the Information Agent to obtain access to the form of this agreement and the procedures for its execution.

The offer to purchase and consent solicitation is only being made to holders of Senior Notes who are “institutional accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D) and each holder will be required to make a representation to such effect in the Letter of Transmittal and Consent.

Neff has retained Miller Buckfire & Co., LLC to act as the Dealer Manager for the offer to purchase and consent solicitation, and holders can contact Adam Fitzner at (212) 895-1865 or Ofir Nitzan at (212) 895-1871. Neff has retained D.F. King & Co., Inc. to act as Information Agent and Exchange Agent in connection with the offer to purchase and the consent solicitation, and holders can contact them at (800) 628-8536 or at (212) 269-5550 (for banks and brokers only). The Statement and other documents relating to the offer to purchase and consent solicitation are expected to be distributed to holders beginning today. Holders are urged to read the Statement and the Letter of Transmittal and Consent carefully when they become available.

This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Senior Notes. The offer is only being made pursuant to the offer to purchase and consent solicitation documents, including the Statement that Neff is distributing to holders of Senior Notes. The offer to purchase and consent solicitation are not being made to holders of Senior Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the tender offers and consent solicitation to be made by a licensed broker or dealer, the offer to purchase and consent solicitation will be deemed to be made on behalf of Neff by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Neff

Neff Corp. is the eleventh largest equipment rental company in the U.S. as measured by rental revenues. Through its 65 branches, located primarily in the Sunbelt states, Neff Corp. rents a broad variety of construction and industrial equipment, including earthmoving, material handling, aerial, compaction and related equipment. Neff Corp. seeks to optimize returns in each of its equipment categories by applying a highly disciplined asset management approach of acquiring, renting, maintaining and divesting its fleet. Neff Corp. is controlled by affiliates of Lightyear Capital LLC. For more information about Neff Corp., visit www.neffcorp.com.

Additional Information

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which Neff cannot predict with accuracy and some of which Neff might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the headings “Cautionary

Statements Regarding Forward-Looking Statements” and “Certain Significant Considerations” in the Statement and under “Forward-Looking Statements” and “Risk Factors” in Neff’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, which are incorporated herein by reference. Neff assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.